Exhibit 5.2

90 Park Avenue

New York, NY 10016

212-210-9400 | Fax: 212-210-9444

Mark F. McElreath	Direct Dial: 212-210-9595	Email: mark.mcelreath@alston.com

July 30, 2021

Invesco Ltd. 1555 Peachtree Street NE Atlanta, Georgia 30309

Re:	Invesco Ltd. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Invesco Ltd., a company organized under the laws of Bermuda, (the “Company”), and certain of its subsidiaries, including Invesco Finance plc, organized under the laws of England and Wales, and Invesco Finance, Inc., a Delaware corporation (collectively, the “Subsidiaries”), in connection with the filing of the Registration Statement on Form S-3 on the date hereof (the “Registration Statement”) of the Company and the Subsidiaries with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities: (i) the Company’s common shares, par value $0.20 per share; (ii) the Company’s preference shares, par value $0.20 per share, (iii) senior debt securities of Invesco Finance plc or Invesco Finance, Inc. (the “Senior Debt Securities”); (iv) subordinated debt securities of Invesco Finance plc or Invesco Finance, Inc. (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (v) warrants to purchase any of the securities described in clauses (i) through (iv) or any combination of such securities (collectively, the “Warrants”); (vi) subscription rights to purchase any of the securities described in clauses (i) through (iv) or any combination of such securities (collectively, the “Subscription Rights”); and (vii) guarantees of the Debt Securities (the “Guarantees”) that are executed and delivered for the benefit of the holders of Debt Securities by the Company and/or the Subsidiaries.

We have examined the Memorandum of Association, as amended (the “Memorandum of Association”), the Bye-Laws of the Company (the “Bye-Laws”), records of proceedings of the Board of Directors, or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

Alston & Bird LLP	www.alston.com

Atlanta | Beijing | Brussels | Charlotte | Dallas | Fort Worth | London | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C.

July 30, 2021

We have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of the Securities, and the performance of its obligations under the Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments that are filed as exhibits to the Registration Statement or any periodic report incorporated by reference in the Registration Statement), (ii) any law, rule or regulation to which the Company is subject (except that we do not make the assumption with respect to Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have also assumed that any Debt Securities that may be issued will be issued in a form that complies with the indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and will be manually signed or countersigned, as the case may be, by duly authorized officers of the trustee.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based on the foregoing, we are of the opinion that:

(1)

With respect to any common shares to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters, (v) when the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the Memorandum of Association and the Bye-Laws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) when certificates in the form required under Bermuda law representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Common Stock.

July 30, 2021

(2)

With respect to any series of preference shares to be offered by the Company pursuant to the Registration Statement (the “Offered Preference Shares”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Preference Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preference Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preference Shares, the consideration to be received therefor and related matters, including the adoption of a certificate of designation for the Offered Preference Shares in accordance with the applicable provisions of Bermuda law (the “Certificate of Designation”), (v) the terms of the Offered Preference Shares and of their issuance and sale have been duly established in conformity with the Memorandum of Association, including the Certificate of Designation relating to the Offered Preference Shares, and the Bye-Laws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) certificates in the form required under Bermuda law representing the Offered Preference Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preference Shares (including any preference shares duly issued upon conversion, exchange or exercise of any preference shares or Warrants), when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Preferred Stock.

(3)

With respect to the Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants, the consideration to be received therefor and related matters, (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Memorandum of Association and the Bye-Laws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or

July 30, 2021

governmental body having jurisdiction over the Company and the applicable warrant agent, (vi) the Common Stock or the Preferred Stock relating to such Offered Warrants have been duly authorized for issuance, (vii) the applicable warrant agreement has been duly authorized, executed and delivered by each party thereto, and (viii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable warrant agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable warrant agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(4)

With respect to any series of Debt Securities offered by the Company or the Subsidiaries pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company, the Subsidiaries and the other parties thereto, (iv) the indenture and any supplemental indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered by the Company, the Subsidiaries and the other parties thereto, (v) the Board of Directors of Invesco Finance plc, Invesco Finance, Inc., the Company and the Guarantors, as applicable, including any appropriate committee appointed thereby, and appropriate officers of Invesco Finance plc, Invesco Finance, Inc., the Company and the Guarantors, as applicable, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities, the consideration received therefor and related matters, (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the indenture and any supplemental indenture relating to such Offered Debt Securities so as not to violate any applicable law, the organizational documents, or result in a default under or breach of any agreement or instrument binding upon Invesco Finance plc, Invesco Finance, Inc., the Company and the Guarantors, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Invesco Finance plc, Invesco Finance, Inc., the Company, or the Guarantors, as applicable and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the indenture and any supplemental indenture relating to such Offered Debt Securities and delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the indenture and any supplemental indenture relating to such Offered Debt Securities, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of Invesco Finance plc, Invesco Finance, Inc., the Company, and the Guarantors, as applicable, enforceable against Invesco Finance plc, Invesco Finance, Inc., the Company, and the Guarantors, as applicable, in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other

July 30, 2021

similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indentures or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

(5)

With respect to any offering of Subscription Rights by the Company pursuant to the Registration Statement (the “Offered Subscription Rights”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Subscription Rights are to be sold pursuant to a firm commitment underwritten offering or in a best efforts placement offering, the underwriting agreement or placement agency agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the form, issuance, execution and terms of the Offered Subscription Rights, the related subscription rights agreements between the Company and the subscription rights agent or purchaser named therein (“Subscription Rights Agreements”), if any, and any Offered Securities which are components of such Offered Subscription Rights, the terms of the offering thereof and related matters, (v) the terms of the issuance and sale of the Offered Subscription Rights have been duly established in conformity with the Memorandum of Association and the Bye-Laws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) the (1) Offered Subscription Rights, (2) the Subscription Rights Agreements, if any, and (3) such Offered Securities that are components of such Offered Subscription Rights have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable (i) Subscription Rights Agreement and (ii) warrant agreement, in the case of Warrants, such Subscription Rights will be validly issued and will entitle the holder thereof to the rights specified in the Subscription Rights Agreements, if any.

The opinions set forth herein are limited to laws of the State of New York and federal laws of the United States of America to the extent referred to specifically herein (all of the foregoing being referred to as “Opined on Law”). Insofar as the laws of Bermuda relate to our opinion above, we have relied, without any independent investigation, solely on the opinion of Appleby, counsel to the Company, filed as an exhibit to the Registration Statement. Insofar as the laws of England and Wales relate to our opinion above, we have relied, without any independent investigation, solely on the opinion of Linklaters LLP, English counsel to Invesco Finance plc, filed as an exhibit to the Registration Statement. We do not express any opinion herein concerning any other laws.

July 30, 2021

No opinion may be implied or inferred beyond the opinions expressly stated in numbered paragraphs (1) through (5) above. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Mark F. McElreath
Mark F. McElreath
Partner